UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 1, 2005

TELOS CORPORATION

(Exact name of registrant as specified in charter)

Maryland	1-8443	52-0880974
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer ID No.)

19886 Ashburn Road, Ashburn, Virginia	20147-2358
(Address of principle executive offices)	(Zip Code)

(703) 724-3800

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Telos Corporation announces that Michele Nakazawa, Vice President and Controller, was appointed to serve as Chief Financial Officer effective January 1, 2005. Ms. Nakazawa has been with Telos Corporation since March 2004. Prior to joining Telos, Ms. Nakazawa held various positions, including Chief Financial Officer of Ubizen, Inc., a U.S. subsidiary of a publicly-held Belgian company, from 1999 to 2003. She is a Certified Public Accountant and holds a Masters of Science in Accounting and a Bachelors of Arts in Chemistry.

Effective January 1, 2005, Edward L. Williams, who had served as Interim Chief Financial Officer since October 2003, has resumed his position as Executive Vice President and Chief Operating Officer. Mr. Williams has been with Telos Corporation since October 1992, and has held progressive positions with the corporation from Vice President of Administration, Senior Vice President of Operations, to Executive Vice President and Chief Operating Officer. He holds a Bachelors of Science in Finance.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Telos Corporation

By:	/s/ Michael P. Flaherty
Michael P. Flaherty Executive Vice President, General Counsel and Chief Administrative Officer

Date: January 7, 2005